UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2018

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 5.07	Submission of Matters to a Vote of Security Holders

Cree, Inc. (the “Company”) held its Annual Meeting of Shareholders on October 22, 2018 (the “Annual Meeting”). The shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 7, 2018.

Proposal No. 1: Election of eight nominees to serve as directors. The votes were cast as follows:

Name	Votes For	Votes Withheld

John C. Hodge	84,223,447	454,022
Clyde R. Hosein	83,939,339	738,130
Darren R. Jackson	83,963,062	714,407
Duy-Loan T. Le	84,296,600	380,869
Gregg A. Lowe	84,078,211	599,258
John B. Replogle	83,960,687	716,782
Thomas H. Werner	83,807,245	870,224
Anne C. Whitaker	84,031,899	645,570

Broker Non-Votes: 10,271,818

All nominees were elected.

Proposal No. 2: Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending June 30, 2019. The votes were cast as follows:

	Votes For	Votes Against	Abstained

Ratification of PricewaterhouseCoopers LLP appointment	94,727,465	152,715	69,107

Proposal No. 2 was approved.

Proposal No. 3: Advisory (nonbinding) vote to approve executive compensation. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Advisory (nonbinding) vote to approve executive compensation	79,933,144	4,578,779	165,546

Broker Non-Votes: 10,271,818

Proposal No. 3 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Neill P. Reynolds
Neill P. Reynolds
Executive Vice President and Chief Financial Officer

Date: October 22, 2018